SBC COMMUNICATIONS INC.

Unaudited Pro Forma Condensed Combined Financial Statements

June 30, 2005

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of SBC Communications Inc. (SBC) and AT&T Corp. (AT&T). The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with SBC treated as the acquirer and as if the acquisition of AT&T had been completed on January 1, 2005 for statement of income purposes and on June 30, 2005 for balance sheet purposes. For a summary of the business combination, see “The Merger” included in the SBC Form S-4 filed with the Securities and Exchange Commission (SEC) on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of SBC and AT&T adjusted to give effect to the AT&T acquisition. The pro forma amounts have been developed from (a) the unaudited consolidated financial statements of SBC contained in its Quarterly Report on Form 10-Q for the six-month period ended June 30, 2005, and (b) the unaudited consolidated financial statements of AT&T contained in its Quarterly Report on Form 10-Q for the six-month period ended June 30, 2005.

As of the date of this document, SBC has not performed the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the AT&T assets to be acquired and the AT&T liabilities to be assumed and the related allocations of purchase price, nor has it identified the adjustments necessary, if any, to conform AT&T data to SBC’s accounting policies. However, as indicated in Note 2 to the Unaudited Pro Forma Condensed Combined Financial Statements, SBC has made certain adjustments to the historical book values of the assets and liabilities of AT&T to reflect certain preliminary estimates of the fair values necessary to prepare the Unaudited Pro Forma Condensed Combined Financial Statements, with the excess of the purchase price over the historical net assets of AT&T, as adjusted to reflect estimated fair values, recorded as goodwill and indefinite-lived intangibles. Actual results may differ from these Unaudited Pro Forma Condensed Combined Financial Statements once SBC has determined the final purchase price for AT&T and has completed the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming accounting changes for AT&T. There can be no assurance that such finalization will not result in material changes.

The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of SBC would have been had the AT&T acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other restructuring costs expected to result from the AT&T acquisition. Specifically, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any impact of a retention pool that AT&T will establish prior to the consummation of the merger, which is designed to retain certain key employees of AT&T through the transition period between the announcement of the merger and a period following the consummation of the merger. The aggregate amount of the retention pool is up to $100. For further information, see “The Merger – Interests of AT&T Executive Officers and Directors in the Merger – Retention Program” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

SBC COMMUNICATIONS INC.

Unaudited Pro Forma Condensed Combined Financial Statements

June 30, 2005

Dollars in millions except per share amounts

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of SBC and AT&T.

SBC COMMUNICATIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Historical		Pro Forma
	SBC	AT&T	Adjustments		Combined
Total Operating Revenues	$20,576	$13,775	$(896)	(c)	$33,455
Operating Expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	8,744	7,982	(845)	(c)	15,827
			(54)	(d)
Selling, general and administrative	5,124	2,602	(95)	(d)	7,631
Depreciation and amortization	3,634	1,266	250	(b5)	5,097
			(53)	(g)
Asset impairment and net restructuring and other charges	-	36	-		36
Total Operating Expenses	17,502	11,886	(797)		28,591
Operating Income	3,074	1,889	(99)		4,864
Interest expense	702	372	(70)	(e)	1,004
Other income (expense) – net	413	(115)	-		298
Income Before Income Taxes	2,785	1,402	(29)		4,158
Provision for income taxes	900	566	(11)	(h)	1,455
Net Income	$1,885	$836	$(18)		$2,703

Basic Earnings Per Share:
Net Income	$0.57	$1.04			$0.69
Weighted Average Common Shares Outstanding (000,000)	3,303	801			3,928	(f)

Diluted Earnings Per Share:
Net Income	$0.57	$1.04			$0.69	(f)
Weighted Average Common Shares Outstanding with Dilution (000,000)	3,314	807			3,944

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

SBC COMMUNICATIONS INC.

Unaudited Pro Forma Condensed Combined Financial Statements - Continued

June 30, 2005

Dollars in millions except per share amounts

SBC COMMUNICATIONS INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2005

	Historical		Pro Forma
	SBC	AT&T	Adjustments		Combined
Assets
Current Assets
Cash and cash equivalents	$406	$1,913	$(1,042)	(a)	$1,277
Accounts receivable – net	5,220	2,993	-		8,213
Other current assets	2,196	1,420	-		3,616
Total current assets	7,822	6,326	(1,042)		13,106
Property, Plant and Equipment – Net	48,798	11,026	-		59,824
Goodwill and Other Intangibles – Net	2,174	5,067	17,361	(b5)	19,535
			(5,067)	(b5)
Investments in Equity Affiliates	1,768	-	-		1,768
Investments in and Advances to Cingular Wireless	32,414	-	-		32,414
Other Assets	12,667	6,662	(798)	(b2)	18,531
Total Assets	$105,643	$29,081	$10,454		$145,178

Liabilities and Stockholders’ Equity
Current Liabilities
Debt maturing within one year	$6,890	$529	$-		$7,419
Other current liabilities	12,036	6,335	-		18,371
Total current liabilities	18,926	6,864	-		25,790
Long-Term Debt	18,216	7,175	1,235	(b3)	26,626
Other Noncurrent liabilities	28,015	7,563	1,784	(b2)	37,362
Total Noncurrent liabilities	46,231	14,738	3,019		63,988

Stockholders’ Equity
Common shares issued	3,433	802	(802)	(b4)	4,058
			625	(b1)
Capital in excess of par value	12,557	26,911	(25,869)	(b4)	26,846
			(1,042)	(a)
			14,289	(b1)
Retained earnings (deficit)	29,105	(20,344)	20,344	(b4)	29,105
Treasury shares (at cost)	(4,034)	-	-		(4,034)
Accumulated other comprehensive income	(575)	110	(110)	(b4)	(575)
Total stockholders’ equity	40,486	7,479	7,435		55,400
Total Liabilities and Stockholders’ Equity	$105,643	$29,081	$10,454		$145,178

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Financial Statements

June 30, 2005

Dollars in millions except per share amounts

Note 1. Basis of Presentation

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of SBC and AT&T, after giving effect to the merger and adjustments described in these footnotes, and are intended to reflect the impact of the pending AT&T acquisition on SBC. On January 31, 2005, SBC and AT&T jointly announced the execution of the merger agreement, pursuant to which SBC would acquire AT&T in a transaction in which each share of AT&T common stock, par value of $1.00, would be converted into and exchanged for 0.77942 of a share of SBC common stock (equivalent to approximately 625 million shares, or 19% of the shares of SBC common stock that were outstanding at June 30, 2005). Based on the average closing price of SBC common stock for the two days prior to, including, and two days subsequent to the public announcement of the merger (January 31, 2005) of $23.87, the purchase price would be approximately $14,914. After the AT&T acquisition, AT&T will be a wholly-owned subsidiary of SBC. The transaction has been approved by the board of directors of each company and was approved by the shareholders of AT&T on June 30, 2005. The transaction is subject to review and approval by the U.S. Department of Justice (DOJ), Federal Communications Commission (FCC) and various other regulatory authorities.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of SBC’s and AT&T’s operations. Specifically, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect any impact of a retention pool that AT&T will establish prior to the consummation of the merger, which is designed to retain certain key employees of AT&T through the transition period between the announcement of the merger and a period following the consummation of the merger. The aggregate amount of the retention pool is up to $100. For further information, see “The Merger – Interests of AT&T Executive Officers and Directors in the Merger – Retention Program” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it.

Additionally, the Unaudited Pro Forma Condensed Combined Financial Statements do not include any transaction costs relating to the merger that will be included by SBC as part of the purchase price (as those amounts are anticipated to be immaterial to the total purchase price). For more information on estimated cost savings, and revenue synergies, see “The Merger – SBC’s Reasons for the Merger” and “The Merger – AT&T’s Reasons for the Merger” included in the SBC Form S-4 filed with the SEC on March 11, 2005 (File No. 333-123283) including all amendments and supplements to it. The Unaudited Pro Forma Condensed Balance Sheet reflects the merger as if it had been effective on June 30, 2005. The Unaudited Pro Forma Combined Condensed Statement of Income reflects the merger as if it had been in effect on January 1, 2005.

Note 2. Pro Forma Adjustments

(a)

The Pro Forma Condensed Combined Balance Sheet has been adjusted to record the special dividend of $1.30 per share to be paid by AT&T to AT&T shareholders prior to the closing of the merger. For purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet, the dividend is calculated based on 802 million AT&T shares outstanding as of June 30, 2005. However, the actual dividend paid will be based on AT&T shares outstanding on the record date for payment of the dividend.

SBC COMMUNICATIONS INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements – Continued

June 30, 2005

Dollars in millions except per share amounts

(b)	This entry reflects the preliminary allocation of the purchase price to identifiable net assets acquired and the excess purchase price to “Goodwill and Other Intangibles – Net” as follows:

	Common Stock	Additional Capital	Total
Total consideration: Issuance of SBC common stock to AT&T shareholders	$625	$14,289	$14,914	(b1)

Preliminary estimate of fair value of identifiable net assets acquired:
AT&T’s equity			$7,479
Special dividend to AT&T shareholders			(1,042)	(a)
AT&T’s adjusted Equity			$6,437	(b4)
Elimination of AT&T goodwill and intangibles			(5,067)	(b5)
Preliminary estimate of fair value adjustment of AT&T long-term debt			(1,235)	(b3)
Preliminary estimate of fair value adjustment of AT&T pension and postretirement plans			(2,582)	(b2)
Preliminary estimate of fair value of identifiable net assets (liabilities) acquired			$(2,447)
Goodwill and Other Intangibles – Net			$17,361	(b5)

(b1)	The purchase price allocation included within these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of $14,914 calculated as follows:

AT&T shares outstanding at June 30, 2005	801,635,543
Exchange ratio	0.77942
SBC shares to be issued	624,810,775

Price per share [1]	$23.87
Aggregate value of SBC consideration	$14,914

Value attributed to par at $1 par value	$625
Balance to capital in excess of par value	$14,289

1 Price per share is based on the average closing price of SBC common stock for the two days prior to, including and two days subsequent to the public announcement of the merger.

It is assumed that all stock will be new issuances. However, SBC may issue treasury shares for a portion of the required SBC common stock. The actual number of newly issued shares of SBC common stock or treasury shares to be delivered in connection with the merger will be based upon the number of AT&T shares issued and outstanding when the merger closes.

(b2)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect AT&T’s pension and postretirement benefit plans at fair value. The total adjustment of $2,582 represents unrecognized net loss of $960 and $1,253 and unrecognized prior services costs of $335 and $34 for AT&T’s pension and postretirement plans, respectively, as of June 30, 2005. Such amounts were reflected in the balance sheet based on the plans the adjustments relate to and whether such plans were in a net asset or net liability position.

SBC COMMUNICATIONS INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements – Continued

June 30, 2005

Dollars in millions except per share amounts

(b3)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to report AT&T’s long-term debt at fair value. The estimated fair value of AT&T’s long-term debt (including current maturities of long-term debt) was $8,568 at June 30, 2005, calculated using quotes or rates available for debt with similar terms and maturities, based on AT&T’s debt ratings at that time. The carrying value of AT&T’s long-term debt (including current maturities of long-term debt) was $7,333 at June 30, 2005, resulting in a total increase to debt of $1,235. The carrying value of debt with an original maturity of less than one year approximates market value. None of this fair market value adjustment was attributed to current maturities of long-term debt.

(b4)	The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to eliminate the historical shareholders’ equity accounts of AT&T.

(b5)

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to reflect the elimination of AT&T’s historical goodwill and other purchased intangibles. The Unaudited Pro Forma Condensed Combined Financial Statements reflect a preliminary allocation of the purchase price to tangible assets and liabilities with many fair values approximating historical book values as of June 30, 2005, especially for property, plant and equipment (PP&E). The remaining unallocated purchase price was allocated to “Goodwill and Other Intangibles – Net.”

Of the total amount allocated to “Goodwill and Other Intangibles – Net,” SBC has tentatively identified approximately $1,500 for customers acquired with a straight-line asset life of three years (amortization of this intangible is reflected in the Unaudited Pro Forma Condensed Combined Statement of Income). However, the final purchase price allocation, based on third party appraisals, may result in different allocations for tangible and intangible assets than that presented in these Unaudited Pro Forma Condensed Combined Financial Statements, and those differences could be material. The following table is presented for illustrative purposes as an example that gives the estimated annual impact on pro forma net income for every incremental $1,000 that is allocated to amortizable intangibles or PP&E with various lives.

Lives in years	Estimated Amortization Expense	Net income impact	Per share impact
3	$333	$206	$0.05
10	100	62	0.02
20	50	31	0.01

(c)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to eliminate certain intercompany revenues and expenses, consisting primarily of switched access, Unbundled Network Element-Platform (UNE-P) and high-capacity transport services, which include DS1s and DS3s (types of dedicated high-capacity lines), and SONET (a dedicated high-speed solution for multisite businesses). Other intercompany transactions and ending intercompany balances are immaterial.

SBC COMMUNICATIONS INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements – Continued

June 30, 2005

Dollars in millions except per share amounts

(d)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower amortization of prior service cost and unrealized losses due to the adjustment of AT&T’s pension and postretirement plans to fair value (see note b2). The adjustment reflects the elimination of amounts recorded by AT&T in 2005 for amortization of unrecognized prior service costs of $64 for the first six months and amortization of losses of $85 for the first six months for pension and postretirement benefits.

(e)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect lower interest expense due to the adjustment of AT&T’s long-term debt to fair value (see note b3). The difference between the fair value and the face amount of each borrowing is amortized on a straight-line basis as a reduction to interest expense over the remaining term of the borrowing, based on the maturity date.

(f)

Pro forma combined basic earnings per common share are based on the historical SBC weighted average shares outstanding during the first six months ended June 30, 2005 of 3.3 billion and the assumption that the 625 million shares assumed to be issued by SBC (see note b1) were outstanding for all of the first six months ended June 30, 2005, calculated using net income for the corresponding period.

Pro forma combined diluted earnings per common share are based on the historical SBC weighted average shares with dilution outstanding during the first six months ended June 30, 2005 of 3.31 billion and the assumption that 630 million shares and equivalents (625 million shares assumed to be issued by SBC plus 6 million AT&T weighted average common stock equivalents converted at the exchange ratio of 0.77942) were outstanding for all of the first six months ended June 30, 2005, calculated using net income for the corresponding period.

(g)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the elimination of AT&T’s historical intangible asset amortization due to the elimination of AT&T’s historical intangible assets (see note b5).

(h)

The Unaudited Pro Forma Condensed Combined Statement of Income has been adjusted to reflect the aggregate pro forma income tax effect of notes (c) through (g) above and the amortization impact of item (b5). The aggregate pre-tax effect of these adjustments was $11 for the first six months, reflected as “Income Before Income Taxes” on the Unaudited Pro Forma Condensed Combined Statement of Income, which was taxed at the SBC marginal tax rate of 38.05%.

Note 3. Federal Income Tax Consequences of the Merger

The Unaudited Pro Forma Condensed Combined Financial Statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.